SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2004

Worldspan, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

Worldspan, L.P. (the “Company”) has entered into Amendment 2 to the Worldspan Asset Management Offering Agreement (“Amendment 2”), dated as of December 24, 2003, among the Company, International Business Machines Corporation (“IBM”) and IBM Credit LLC (“IBM Credit”).  Amendment 2 provides the terms under which the Company may purchase IBM software, services and hardware.  Among other changes, Amendment 2 extends the term of the original agreement until June 2008.  Amendment 2 is attached to this Report as Exhibit 10.1.

Item 7(c). Exhibits.

10.1        Amendment 2 to the Worldspan Asset Management Offering Agreement, dated December 24, 2003, among the Company, IBM and IBM Credit.**

**Confidential treatment requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

	By:	/s/ Dale Messick
	Name:	Dale Messick
	Title:	Senior Vice President and Chief Financial Officer

Dated: January 6, 2004